Exhibit 99.1

China Recycling Energy Corp. Announces Second Expansion of the Low Carbon Fortune-Energy Recycling No. 1 Collective Capital Trust Plan to Raise $13.69 million

XI'AN, China, March 16, 2010 -- China Recycling Energy Corp. (OTC Bulletin Board: CREG; "CREG" or "the Company"), a leading industrial waste-to-energy solution provider in China, announces the second expansion of the Low Carbon Fortune-Energy Recycling No. 1 Collective Capital Trust Plan (“Plan”) by Beijing International Trust Co., Ltd. (“Beijing Trust”), to raise up to 93,120,000 yuan (approximately $13.69 million) of loan capital to support the Company’s Erdos power generation projects.

This expansion is in addition to the 25,000,000 yuan (approximately $3.68 million) raised on December 18, 2009 during the first expansion of the Plan, and RMB 181,880,000 yuan (approximately $26.75 million) raised on December 3, 2009 upon the establishment of the Plan.

The second expansion of the Plan intends to raise up to 93,120,000 yuan (approximately $13.69 million) in a three phase period, beginning March 11,2010 and ending June 3, 2010.

The money, if raised, will be a part of the capital trust loan agreement entered into between Beijing International Trust Co., Ltd. and Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”), a joint venture between Xi’an TCH Energy Technology Co., Ltd, a subsidiary of the Company, and Erdos Metallurgy Co., Ltd. on November 19, 2009.

Beijing Trust will lend the money to Erdos TCH for its waste heat power generation project phase II and phase III construction and operation, through which Erdos TCH will recycle heat from groups of furnaces of Erdos Metallurgy’s metal refining plants to generate power and steam, which will then be sold back to Erdos Metallurgy Co., Ltd.

About China Recycling Energy Corp.

China Recycling Energy Corp. (OTCBB: CREG.OB; "CREG" or "the Company") is based in Xi’an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://www.creg-cn.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Leo Wu
Investor Relations
China Recycling Energy Corp.
Tel: 86-29-8765-1097
Email: tch@creg-cn.com

In USA:
Mr. Howard Gostfrand
American Capital Ventures, Inc.
Tel: 305-918-7000
Email: hg@amcapventures.com
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